Exhibit 1.01

Dover Corporation
Conflict Minerals Report
For the Year Ended December 31, 2018

The Company has made statements in this Conflict Minerals Report that may constitute forward-looking statements about its plans to take additional actions or to implement additional policies or procedures with respect to its “reasonable country of origin inquiry” and due diligence to determine the origin of Conflict Minerals included in the Company products. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The Company’s reporting obligations under the Dodd-Frank Act may change in the future, and its ability to implement certain processes may differ materially from those anticipated or implied in this report. Additionally, the Company relies on its direct material suppliers, which may be many steps removed from smelters or refiners of Conflict Minerals in supply chains, for information required to meet its reporting obligations. There can be no assurance that the information received from its direct suppliers will be complete and accurate or that when the Company receives such information, it will be able to make a determination as to whether the products manufactured contain Conflict Minerals originating in certain countries in support of armed groups operating in those countries.
This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold.
Based on information received to date, Dover Corporation (“Dover” or the “Company”) is unable to conclude whether the Conflict Minerals used in its products may have originated from the Democratic Republic of the Congo (the “DRC”) or adjoining countries (collectively, the DRC and adjoining countries are the “Covered Countries”) in circumstances that support armed groups in the region.
The information contained in this report is not audited.
The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) concerning Conflict Minerals included in its products.

I. Products

The Company’s products include a variety of industrial equipment as outlined below. These products, along with their manufacturing locations, are more fully described on its website, www.DoverCorporation.com.
Engineered Systems. Products in the Company’s Engineered Systems segment include electronic components that incorporate tantalum, tin and gold. Other product lines incorporate tungsten and tantalum where required for durability or strength.
Fluids. Products in the Company’s Fluids segment include electronic components that incorporate tantalum, tin and gold. Product lines incorporate tungsten and tantalum, as in the pump product lines, where required for durability.
Refrigeration and Food Equipment. Products manufactured in the Company’s Refrigeration and Food Equipment segment include electronic components that incorporate tantalum, tin and gold. Lighting in the refrigeration and food equipment may include tungsten. Other industrial product lines may include tantalum and tungsten where required for durability.

II. Policy

The Company has adopted a “conflict free” supply chain policy. The policy has been communicated to suppliers through the Company’s Supplier Code of Conduct, the Conflict Minerals survey process and through its efforts to implement related terms and conditions in supplier contracts. As part of its regular internal audit processes, the Company audits whether its operating companies have incorporated the Company’s Supplier Code of Conduct and approved terms and conditions into their standard documents.
The Company’s Conflict Minerals Policy is available on the Company’s website at:
http://www.dovercorporation.com/globalnavigation/about-dover/governance/conflict-minerals.

III. Design of the Due Diligence Process

The Company has undertaken to identify and assess the conflict mineral risk in its supply chain in accordance with The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold (the “OECD Guidance”) and in accordance with the requirements of the Dodd-Frank Act. The Company’s activities are described in the five steps outlined in that OECD Guidance and in the Responsible Minerals Initiative’s (formerly the Conflict Free Sourcing Initiative) Five Practical Steps for Conflict Minerals Due Diligence and SEC Disclosure.

Step 1. Establish Strong Company Management Systems

Since 2013, the Company has appointed senior executives to oversee the Conflict Minerals reporting and compliance processes. To manage the day-to-day administration of the RCOI process, the Company appointed a separate Conflict Minerals team. In 2013, the Company retained a major accounting firm to assist it in the preliminary planning and initial execution of its RCOI in accordance with the standards set forth in the OECD Guidance, and selected, developed and implemented a survey tool and database functionality that allows it to receive, review and report on the results of its survey process. The Company has implemented a process to retain the information obtained through the survey tool for a period of not less than five years. In 2015, in anticipation of any requirement to obtain an audit of its Conflict Minerals disclosure, the Company retained a separate accounting firm to review its Conflict Minerals survey processes; however, the Company has not undertaken an audit, as permitted by guidance issued by the U.S. Securities and Exchange Commission. The Company continues to utilize the management systems put in place in 2013, with some modifications to improve reporting and with updates to the supplier response format to comply with changes to the Responsible Minerals Initiative’s survey template. In 2019, the Company expects to identify and implement a new survey tool as part of its supply chain database requirements.

Step 2. Identify and Assess Risks in the Supply Chain

The Conflict Minerals team engaged with operating company supply chain, operations and engineering personnel to determine the applicable categories of purchasing activity and to identify parts, materials and components which its operating companies reasonably expected may contain Conflict Minerals or where mineral content is unknown.
Based on data collected in 2012 through 2017, the Company was able to refine its process of identifying a list of suppliers to survey by not including on that list suppliers whose products were not incorporated into the Company’s products. By following this approach, the Company was able to concentrate its 2018 survey efforts on relevant suppliers, including those with the highest risk and broadest impact on the Company’s operating companies, based on the largest spend within the Company’s supply chain.

The Company has issued surveys to 491 suppliers of parts, materials and components that potentially include Conflict Minerals based on classifications in the Company’s spend management system and information available through supply chain and engineering personnel. The Company followed up on survey responses that had discrepancies or did not address the survey questions or where information provided by suppliers indicated potential sources within the Covered Countries.
In many cases, suppliers were unable to identify the smelters or countries of origin in their supply chain. Many suppliers responded to the survey at the company level, by providing information related to all of the items the supplier produces, without identifying smelters specific to the items purchased by the Company. A large number of the Company’s suppliers remain several steps removed from the ultimate smelter, or are unable to identify smelters specific to the products purchased by the Company, because of the number of lower level suppliers with incomplete information about their own sources.
In the 2018 survey responses, 109 suppliers identified smelters located in the Covered Countries for at least one of the 3TG metals.
The Company is aware that some of the smelters with identification numbers from the Responsible Business Alliance (“RBA,” formerly the Electronic Industry Citizenship Coalition or “EICC”) have not yet completed the RBA audit process or periodic reaudit processes. Smelters identified on an RBA active list have committed to participate in a certification program with respect to the sources of their raw materials.  Smelters on the active list are at various stages of the audit cycle, which may include post-audit corrective actions. RBA has indicated that the time it takes a smelter to complete an audit cycle varies.
The Company has identified 251smelters with RBA Conformant Smelter or Supplier identification numbers (the “RBA List”) from the information provided by its suppliers for the current year. It has also received 432 names of entities identified by suppliers as “smelters” that do not appear on the RBA List. The information provided for these entities is not adequate for the Company to verify that the identified entities are, in fact, smelters.
A number of suppliers have indicated that the Conflict Minerals included in their products come from recycled sources, but generally could not certify that all of the Conflict Minerals used come from recycled sources. The Company relies on its suppliers to conduct the intermediate due diligence of second, third or lower level suppliers, and based on the responses from suppliers in its inquiry, suppliers have not received sufficient information to be able to complete those inquiries to date.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

The Company’s management is briefed on the status of due diligence efforts on a regular basis. The Company’s Conflict Minerals Policy has been distributed to the operating companies in each of the Company’s three segments and is incorporated into contracts and purchase orders. The Company has developed a risk management plan that outlines the Company’s response to any identified risks related to sourcing of materials from the Covered Countries, although the Company is currently not aware of any circumstance where it has been necessary to consider implementing those risk mitigation efforts, and has not suspended trade or disengaged from a supplier. Where suppliers have not been able to provide information on smelters, the Company may have a risk that the smelters used by such suppliers are not compliant with its policy.

Step 4. Carry Out an Independent Third-Party Audit of Smelter’s or Refiner’s Due Diligence Practices

The Company currently does not engage in independent auditing of smelters or refiners identified in its supply chain. The Company is a member of the Responsible Minerals Initiative (“RMI”) and supports the auditing efforts of that organization through its financial support.

Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on the Conflict Minerals due diligence of the Company. A copy of this Conflict Minerals Report is available on the Dover Corporation website at
https://www.dovercorporation.com/docs/libraries/governance/conflict-minerals/conflict-mineral-report-dec-31-2018.pdf

IV. Results of the Company’s Due Diligence to Date1

Dover’s survey tool was first developed, piloted and deployed during the 2013 calendar year. Surveys of operating company suppliers have been conducted beginning in 2013 and have continued through March 31, 2019. The survey format used is updated as changes are made in the recommended RMI format. In conducting a “Reasonable Country of Origin Inquiry” for the period from January 1, 2018 through March 31, 2019, the Company reviewed and determined applicability of the RCOI process for suppliers that account for about 23.4% of its annualized materials related spend for 2018.
The Company received survey responses back from about 46.6% of the suppliers surveyed. About 22.4% of those respondents indicated that their products contain Conflict Minerals but cannot yet determine whether those Conflict Minerals originate in the Covered Countries for one or more of the 3TG minerals. Of those respondents, the following numbers identified 3TG minerals as being sourced from the Cover Countries: 16 identified gold, 29 identified tantalum, 35 identified tin and 29 identified tungsten. In all such cases, the smelters identified by suppliers are listed as participants in or compliant with the RBA review processes. Of the other suppliers that indicated one or more 3TG minerals were present in their products, 42 suppliers who included gold in their products, 43 who included tantalum, 43 who included tin, and 40 who included tungsten indicated they were unable to identify all sources of each of the minerals used. Because most suppliers responded at the company level rather than at the part level, the Company cannot be sure whether the products it purchases from those suppliers include 3TG minerals sourced from the Covered Countries.
In addition, of the suppliers that returned surveys, 42 indicated they had identified all smelters related to tin, 25 had identified all smelters related to gold, 15 had identified all smelters related to tungsten and 11 identified all of the smelters related to tantalum. While 120 suppliers indicated that they have developed corrective action plans, the number of suppliers that have taken corrective action was not clear from the survey responses.
Many suppliers responded to the surveys by providing information for Conflict Mineral content and smelters for all products they sell, without distinguishing those contents or smelters applicable to the products purchased by the Company from them. Accordingly, Dover is unable to determine specific smelters or sources that may be included in the products purchased from those suppliers. The Company continues to issue surveys to suppliers and follow-up on the information received in response to surveys.

The Company’s suppliers have provided information on smelters as part of surveys. Because the Company is a number of steps removed from the smelter sources and its suppliers are unable to link any specific smelter to the products and materials provided by those suppliers to the Company, the Company is unable to confirm that any of the smelter names provided are, in fact, sources of Conflict Minerals in the Company’s products. Based on these survey responses through March 31, 2019, the Company has identified 250 smelters from the RBA List. Such smelters are included in the list attached as Annex A to this Report. Suppliers have also provided over 2,698 names that the suppliers describe as “smelters” but could not be linked to smelters on the RBA List and may not, in fact, be smelters.

1 Supplier responses include surveys issued and answers received by the Company in 2018 and through March 31, 2019. In determining spend, the Company has considered internal information through March 2019, for spend incurred in calendar year 2018, not including entities discontinued in 2018 and 2019 or those entities acquired during 2019, which are not integrated into the Company’s spend database. The total number of suppliers surveyed and responding was decreased as a result of the Company’s completed spinoff of its upstream energy business into a new public company, Apergy Corporation, in May 2018. This report does not include Apergy Corporation-related suppliers.

Dover is unable to determine where the Conflict Minerals included in its supply chain originate. As a result, Dover is unable to make a determination as to whether the Conflict Minerals included in its supply chain financed or benefited armed groups in the Covered Countries, or came from recycled or scrap sources, or to discern which of the identified facilities (smelters or refiners) process such Conflict Minerals.
Because the Company is several steps removed from smelters and mines, the Company must rely on suppliers in its supply chain to complete their own due diligence on country of origin.

V. Additional Steps of the Company to Mitigate Risks and Improve Due Diligence

The Company, through members of its Conflict Minerals team, participates in industry-wide programs to facilitate sharing of information about smelter programs and conflict-free sourcing, including the RMI.
The Company has considered processes for corrective actions including remediation or termination that may be taken where suppliers identify problematic sources of Conflict Minerals during the survey process. For specific suppliers, corrective actions may depend on factors such as vendor size, risk level, vendor capabilities and the Company’s ability to meet quality control requirements associated with customer specifications. To date, the Company has not undertaken remediation with any supplier. Because the Company is a number of steps removed from smelters within its supply chain, lack of information from suppliers on smelters continues to be a risk that the Company seeks to address.
The Company continues to implement Conflict Minerals contract clauses where appropriate for its suppliers. Those clauses are implemented on a going-forward basis. The Company’s Supplier Code of Conduct includes Conflict Minerals reporting requirements, and the Company’s operating companies are communicating those requirements to the supply chain.

ANNEX A

All Smelter Identification Numbers refer to CFS assigned numbers.

Metal	Smelter Identification Number	Standard Smelter Name	Country
Gold	CID000015	Advanced Chemical Company	United States of America
Gold	CID000019	Aida Chemical Industries Co., Ltd.	Japan
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	CID000077	Argor-Heraeus S.A.	Switzerland
Gold	CID000082	Asahi Pretec Corp.	Japan
Gold	CID000090	Asaka Riken Co., Ltd.	Japan
Gold	CID000113	Aurubis AG	Germany
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	CID000157	Boliden AB	Sweden
Gold	CID000176	C. Hafner GmbH + Co. KG	Germany
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Canada
Gold	CID000189	Cendres + Metaux S.A.	Switzerland
Gold	CID000233	Chimet S.p.A.	Italy
Gold	CID000328	Daejin Indus Co., Ltd.	Korea, Republic Of
Gold	CID000359	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	CID000362	DODUCO Contacts and Refining GmbH	Germany
Gold	CID000401	Dowa	Japan
Gold	CID000425	Eco-System Recycling Co., Ltd.	Japan
Gold	CID000493	OJSC Novosibirsk Refinery	Russian Federation
Gold	CID000689	HeeSung Metal Ltd.	Korea, Republic Of
Gold	CID000694	Heimerle + Meule GmbH	Germany
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	China
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	CID000814	Istanbul Gold Refinery	Turkey
Gold	CID000823	Japan Mint	Japan
Gold	CID000855	Jiangxi Copper Co., Ltd.	China
Gold	CID000920	Asahi Refining USA Inc.	United States of America
Gold	CID000924	Asahi Refining Canada Ltd.	Canada
Gold	CID000929	JSC Uralelectromed	Russian Federation
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	CID000957	Kazzinc	Kazakhstan
Gold	CID000969	Kennecott Utah Copper LLC	United States of America
Gold	CID000981	Kojima Chemicals Co., Ltd.	Japan
Gold	CID001029	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	CID001078	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	CID001113	Materion	United States of America
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Japan

Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	China
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	China
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	CID001153	Metalor Technologies S.A.	Switzerland
Gold	CID001157	Metalor USA Refining Corporation	United States of America
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	CID001188	Mitsubishi Materials Corporation	Japan
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	CID001204	Moscow Special Alloys Processing Plant	Russian Federation
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	CID001259	Nihon Material Co., Ltd.	Japan
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	CID001352	PAMP S.A.	Switzerland
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	CID001498	PX Precinox S.A.	Switzerland
Gold	CID001512	Rand Refinery (Pty) Ltd.	South Africa
Gold	CID001534	Royal Canadian Mint	Canada
Gold	CID001555	Samduck Precious Metals	Korea, Republic Of
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	Spain
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	CID001761	Solar Applied Materials Technology Corp.	Taiwan
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	CID001938	Tokuriki Honten Co., Ltd.	Japan
Gold	CID001955	Torecom	Korea, Republic Of
Gold	CID001977	Umicore Brasil Ltda.	Brazil
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	CID001993	United Precious Metal Refining, Inc.	United States of America
Gold	CID002003	Valcambi S.A.	Switzerland
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	CID002100	Yamakin Co., Ltd.	Japan
Gold	CID002129	Yokohama Metal Co., Ltd.	Japan
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	CID002314	Umicore Precious Metals Thailand	Thailand
Gold	CID002459	Geib Refining Corporation	United States of America
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	India
Gold	CID002516	Singway Technology Co., Ltd.	Taiwan
Gold	CID002560	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	CID002561	Emirates Gold DMCC	United Arab Emirates
Gold	CID002580	T.C.A S.p.A	Italy

Gold	CID002582	REMONDIS PMR B.V.	Netherlands
Gold	CID002605	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	CID002606	Marsam Metals	Brazil
Gold	CID002761	SAAMP	France
Gold	CID002762	L’Orfebre S.A.	Andorra
Gold	CID002763	8853 S.p.A.	Italy
Gold	CID002765	Italpreziosi	Italy
Gold	CID002777	SAXONIA Edelmetalle GmbH	Germany
Gold	CID002778	WIELAND Edelmetalle GmbH	Germany
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	CID002850	AU Traders and Refiners	South Africa
Gold	CID002918	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	CID002919	Planta Recuperadora de Metales SpA	Chile
Gold	CID002973	Safimet S.p.A	Italy
Gold	CID003195	DS PRETECH Co., Ltd.	Korea, Republic Of
Tantalum	CID000092	Asaka Riken Co., Ltd.	Japan
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	CID000456	Exotech Inc.	United States of America
Tantalum	CID000460	F&X Electro-Materials Ltd.	China
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	China
Tantalum	CID001076	LSM Brasil S.A.	Brazil
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	India
Tantalum	CID001175	Mineracao Taboca S.A.	Brazil
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	CID001200	NPM Silmet AS	Estonia
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	CID001508	QuantumClean	United States of America
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	CID001869	Taki Chemical Co., Ltd.	Japan
Tantalum	CID001891	Telex Metals	United States of America
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	CID002504	D Block Metals, LLC	United States of America
Tantalum	CID002505	FIR Metals & Resource Ltd.	China
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	CID002539	KEMET Blue Metals	Mexico
Tantalum	CID002544	H.C. Starck Co., Ltd.	Thailand
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	CID002548	H.C. Starck Inc.	United States of America

Tantalum	CID002549	H.C. Starck Ltd.	Japan
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	CID002557	Global Advanced Metals Boyertown	United States of America
Tantalum	CID002558	Global Advanced Metals Aizu	Japan
Tantalum	CID002568	KEMET Blue Powder	United States of America
Tantalum	CID002707	Resind Industria e Comercio Ltda.	Brazil
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	China
Tantalum	CID002847	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	China
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	CID000292	Alpha	United States of America
Tin	CID000306	CV Gita Pesona	Indonesia
Tin	CID000309	PT Aries Kencana Sejahtera	Indonesia
Tin	CID000313	PT Premium Tin Indonesia	Indonesia
Tin	CID000315	CV United Smelting	Indonesia
Tin	CID000402	Dowa	Japan
Tin	CID000438	EM Vinto	Bolivia
Tin	CID000468	Fenix Metals	Poland
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	China
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	China
Tin	CID001070	China Tin Group Co., Ltd.	China
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	CID001142	Metallic Resources, Inc.	United States of America
Tin	CID001173	Mineracao Taboca S.A.	Brazil
Tin	CID001182	Minsur	Peru
Tin	CID001191	Mitsubishi Materials Corporation	Japan
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	China
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	CID001399	PT Artha Cipta Langgeng	Indonesia
Tin	CID001402	PT Babel Inti Perkasa	Indonesia
Tin	CID001406	PT Babel Surya Alam Lestari	Indonesia
Tin	CID001419	PT Bangka Tin Industry	Indonesia
Tin	CID001421	PT Belitung Industri Sejahtera	Indonesia
Tin	CID001428	PT Bukit Timah	Indonesia
Tin	CID001434	PT DS Jaya Abadi	Indonesia
Tin	CID001448	PT Karimun Mining	Indonesia
Tin	CID001453	PT Mitra Stania Prima	Indonesia
Tin	CID001457	PT Panca Mega Persada	Indonesia
Tin	CID001458	PT Prima Timah Utama	Indonesia
Tin	CID001460	PT Refined Bangka Tin	Indonesia
Tin	CID001463	PT Sariwiguna Binasentosa	Indonesia
Tin	CID001468	PT Stanindo Inti Perkasa	Indonesia
Tin	CID001471	PT Sumber Jaya Indah	Indonesia
Tin	CID001477	PT Timah Tbk Kundur	Indonesia
Tin	CID001490	PT Tinindo Inter Nusa	Indonesia

Tin	CID001493	PT Tommy Utama	Indonesia
Tin	CID001539	Rui Da Hung	Taiwan
Tin	CID001758	Soft Metais Ltda.	Brazil
Tin	CID001898	Thaisarco	Thailand
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	CID002180	Yunnan Tin Company Limited	China
Tin	CID002455	CV Venus Inti Perkasa	Indonesia
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	CID002478	PT Tirus Putra Mandiri	Indonesia
Tin	CID002500	Melt Metais e Ligas S.A.	Brazil
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	CID002530	PT Inti Stania Prima	Indonesia
Tin	CID002570	CV Ayi Jaya	Indonesia
Tin	CID002592	CV Dua Sekawan	Indonesia
Tin	CID002593	PT Rajehan Ariq	Indonesia
Tin	CID002706	Resind Industria e Comercio Ltda.	Brazil
Tin	CID002773	Metallo Belgium N.V.	Belgium
Tin	CID002774	Metallo Spain S.L.U.	Spain
Tin	CID002776	PT Bangka Prima Tin	Indonesia
Tin	CID002816	PT Sukses Inti Makmur	Indonesia
Tin	CID002829	PT Kijang Jaya Mandiri	Indonesia
Tin	CID002835	PT Menara Cipta Mulia	Indonesia
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	CID002858	Modeltech Sdn Bhd	Malaysia
Tin	CID002859	Gejiu Jinye Mineral Company	China
Tin	CID002870	PT Lautan Harmonis Sejahtera	Indonesia
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	CID003205	PT Bangka Serumpun	Indonesia
Tin	CID003325	Tin Technology & Refining	United States of America
Tungsten	CID000004	A.L.M.T. Corp.	Japan
Tungsten	CID000105	Kennametal Huntsville	United States of America
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	CID000568	Global Tungsten & Powders Corp.	United States of America
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	CID000825	Japan New Metals Co., Ltd.	Japan
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	CID000966	Kennametal Fallon	United States of America
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam

Tungsten	CID002044	Wolfram Bergbau und Hutten AG	Austria
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	China
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	CID002541	H.C. Starck Tungsten GmbH	Germany
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	CID002589	Niagara Refining LLC	United States of America
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	CID002649	Hydrometallurg, JSC	Russian Federation
Tungsten	CID002724	Unecha Refractory metals plant	Russian Federation
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	CID002833	ACL Metais Eireli	Brazil
Tungsten	CID002843	Woltech Korea Co., Ltd.	Korea, Republic Of
Tungsten	CID002845	Moliren Ltd.	Russian Federation